Intellectual Property Royalty Agreement

THIS ROYALTY AGREEMENT, effective as of September 6, 2018 is between Richard N. Jeffs and Cell MedX Corp. a Nevada corporation and or any subsidiaries (“Cell MedX”)

Background

A.

Cell MedX is the owner and developer of microcurrent devices for therapeutic purposes.

B.

Cell MedX intends to distribute its devices and products related to the devices through distributors, generating revenue from treatments administered through devices and sales of products to distributors and users.

C.

Having seen the benefits of the therapies realized by two of his siblings with type 1 diabetes who have used the devices, Rick Jeffs has been an enthusiastic supporter of Cell MedX since 2015, contributing both capital and his time and introducing potential distributors to the corporation.

D.

As a result, the corporation has agreed to pay a royalty to Mr. Jeffs on all revenue the corporation receives from any distributors that Mr. Jeffs has introduced to the corporation.

IN CONSIDERATION of the background recitals and $1 and other valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree that:

Definitions

1.

In this agreement:

(a)

Device means any microcurrent device that Cell MedX develops, manufactures or acquires for therapeutic or other use anywhere in the world (including any microcurrent device that Cell MedX develops for personal use by individual users).

(b)

Distributor means any person (including a partnership, company, corporation, or any other form of business organization or relationship) that Mr. Jeffs introduces to Cell MedX that Cell MedX (or any of its subsidiaries) authorizes to distribute its Devices and Products to Users.

(c)

Product means any ancillary product (including electrolyte, tools attachable to a Device for any purpose, and any other item that is used for a Treatment) that Cell MedX produces or offers for distribution or sale to a Distributor that a Distributor sells to a User.

(d)

Revenue means the gross proceeds that Cell MedX (or any of its subsidiaries) receives from Distributors or Users of its Devices generated by Treatment fees and sales of Products.

(e)

Treatment means a single treatment (not a series of treatments; if a series, then each individual treatment in the series is a single treatment) with a Device that is administered by a User.

(f)

Treatment fee means the fee that a Distributor charges a User for Treatment.

(g)

User includes any clinic or health practitioner who acquires a Device from a Distributor and administers Treatments; any other party who acquires a Device from a Distributor and is authorized or permitted to administer Treatments; and any person who acquires a Device from a Distributor for personal use

Distributors

2.

Mr. Jeffs has introduced potential Distributors to Cell MedX identified on attachment A and may continue to introduce potential Distributors. If any of these potential Distributors, whether directly or indirectly, or not yet introduced, enters an agreement with Cell MedX and becomes a Distributor, then Mr. Jeffs is entitled to a royalty.

Royalty

3.

The royalty is equal to 10% of all Revenue, payable in the currency of the Revenue in which Cell MedX received it.

4.

Cell MedX does not intend to sell Devices. It intends to lease or license them to Distributors. If Cell MedX at any time sells a Device to a Distributor or User without a Treatment fee payable, then the gross proceeds from the sale are included in Revenue and subject to the royalty.

5.

Cell MedX will pay the royalty to Mr. Jeffs on the 30th day of the month following the month in which Cell MedX received the Revenue; and will deliver by email at the same time a statement with the details of the Revenue and royalty calculations.

6.

Cell MedX will pay the royalty by wire or other form of electronic transfer to the account that Mr. Jeffs directs Cell MedX in writing. 7. Mr. Jeffs may audit any statement that Cell MedX delivers under paragraph 5.

(a)

To exercise the audit right, Mr. Jeffs must give written notice of his intention to audit to Cell MedX by the end of the month following the month in which he received the statement.

(b)

Mr. Jeffs may attend the audit personally-or send an accountant to perform the audit or attend with an account-during normal business hours at the offices of Cell MedX in Vancouver BC, or wherever else Cell MedX maintains the relevant accounting records.

(c)

If the audit discloses any discrepancy between the Revenue and the royalty paid to Mr. Jeffs that has resulted in Mr. Jeffs receiving less than the royalty due, then Cell MedX will pay the difference to Mr. Jeffs within 10 days.

(d)

If the audit discloses a discrepancy between the Revenue and the royalty paid to Mr. Jeffs that is equal to or greater than a total of 25,000 USD, then Cell MedX is liable for the costs of the audit and will reimburse Mr. Jeffs for his costs of the audit within 30 days of its receipt of a statement from Mr. Jeffs that includes invoices, receipts or other evidence of his costs.

Representations and Warranties

8.

Cell MedX represents and warrants the following:

(a)

It is duly formed under the laws of Nevada and that it has the right and authority to make this agreement.

(b)

It has entered no agreement with any party that conflicts or could conflict with this agreement.

Other terms

9.

Time is of the essence of this agreement and of any amendment to it.

10.

If either party must perform under this agreement on a day that is not a business day in Vancouver BC, then the party must perform on the next business day in Vancouver BC.

11.

Notice

(a)

Any notice that must be given under this agreement must be in writing and delivered by hand or overnight courier or transmitted by fax or email to the following address, fax number or email address

(i)

To Mr. Jeffs at rick@jeffsco.com

(ii)

To the CellMedX at yana@cellmedx.com

(b)

Notice is deemed to have been received when it is delivered or transmitted if it is delivered or transmitted during normal business hours in Vancouver BC, or on the next business day if it is delivered or transmitted outside of normal business hours.

12.

This agreement is the entire agreement between the parties; and its terms may be waived or amended only in writing and signed by the parties.  No waiver or amendment of any term operates to waive or amend any other term.

13.

This agreement does not create a partnership or joint venture or any other kind of business association between the parties and neither party has the power to bind the other in any way other than as set out in this agreement.

14.

Cell MedX may form subsidiary business organizations in any jurisdiction to hold agreements with Distributors covering the distribution territories. The terms and conditions of this agreement are deemed to be between Mr. Jeffs and any subsidiary of Cell MedX that enters an agreement with a Distributor that results in a Distributor remitting Revenue directly to the subsidiary.

15.

Neither party may assign its interest in this agreement without the other party’s written consent, which cannot be withheld unreasonably; except that Mr. Jeffs may assign this agreement to a company formed for the purpose of holding and administering his interest in this agreement without written consent. If Mr. Jeffs wishes to sell this agreement to a 3rd party then Cell MedX will have a first right of refusal for 30 days.

16.

This agreement is binding on and inures to the benefit of the parties and their respective successors and permitted assigns.

17.

Each party participated in the drafting of this agreement; and no presumption that either party or any other party drafted it applies in any interpretation, construction, or enforcement of this agreement.

18.

This agreement must be construed in accordance only with the laws of British Columbia and the jurisdiction of the courts of British Columbia.

19.

No finding by a court of competent jurisdiction that any provision of this agreement is invalid, illegal, or otherwise unenforceable operates to impair or affect the remaining provisions which remain effective and enforceable.

20.

This agreement may be signed in counterparts and delivered to the parties by any means; and the counterparts together are deemed to be one original document.

THE PARTIES’ SIGNATURES below are evidence of their agreement to the foregoing.

Richard N. Jeffs Richard N. Jeffs	Cell MedX Corp. /s/ Brad Hargreaves Brad Hargreaves, V.P. Technology and Operations.

Attachment A

Potential Distributors

Leigh Jeffs, Victoria, BC Canada

David Jeffs, Wittnau, Germany